Exhibit 5.1

Mega Matrix Inc.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/503979.00001

18 July 2024

Dear Sirs

Mega Matrix Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the issuance by the Company of Class A Ordinary Shares of par value of US$0.001 par value each (the Shares) in connection with the Redomicile Merger (as defined below) (the Offering). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 October 2022 and the certificate of incorporation on change of name in respect of the Company dated 20 September 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the second amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 30 May 2024 (the Memorandum and Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(c)	a certificate of good standing dated 16 July 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company dated 21 May 2024 (the ROD);

(e)	the register of members of the Company dated 9 May 2024 (the ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated 18 July 2024 as to certain matters of facts (the Director's Certificate);

(g)	the Third Amended and Restated Agreement and Plan of Merger and Reorganization dated May 31, 2024, by and among Mega Matrix Corp., a Delaware corporation (MPU), the Company and MPU Merger Sub, Inc., a Delaware corporation (MPU Merger Sub) pursuant to which MPU Merger Sub will merge with and into the Company, with the Company surviving (the Redomicile Merger), and each one (1) share of MPU's common stock acquired prior to the time when the Registration Statement becomes effective will be converted into the right to receive one (1) Class A Ordinary Share in the Company, and the Class A Ordinary Shares of the Company will be issued to holders of issued and outstanding share of MPU's common stock that are acquired after the time when the Registration Statement becomes effective (the Merger Agreement) as exhibited to the Registration Statement;

(h)	the written resolutions of all the directors of the Company dated 30 May 2024 approving, inter alia, the Company's filing of the Registration Statement and issuance of the Shares in connection with the Redomicile Merger (the Board Resolutions);

(i)	the written resolutions of the sole shareholder of the Company dated 30 May 2024 approving, inter alia, the Company's filing of the Registration Statement and issuance of the Shares in connection with the Redomicile Merger (the Shareholder Resolutions and together with the Board Resolutions, the Resolutions); and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director's Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering, the Redomicile Merger and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	the Company has duly executed and delivered the Merger Agreement in the draft form provided for us for review in accordance with the Resolutions;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Shares and none of the Shares have been offered or issued to residents of the Cayman Islands;

(j)	the Company is, and after the allotment and issuance of the Shares, be able to pay its liabilities as they fall due; and

(k)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is USD120,000 divided into (i) 100,000,000 class A ordinary shares of par value USD0.001 each, (ii) 10,000,000 class B ordinary shares of par value USD0.001 each and (iii) 10,000,000 Preferred Shares of par value USD0.001 each.

Valid Issuance of Shares

(c)	The issuance and allotment of the Shares have been duly authorised and, when issued and allotted and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Registration Statement - Taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the Offering while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier